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                                                                    EXHIBIT 10.7


                                                                  EXECUTION COPY
                                                                  --------------

                          SCIENTIFIC GAMES CORPORATION
                              750 Lexington Avenue
                               New York, NY 10022


                                                              May 14, 2003


uWink, Inc.
5443 Beethoven Street
Los Angeles, California 90066
Attention: Nolan Bushnell

         Re:      Pre-Paid Advance and Convertible Promissory Note
                  ------------------------------------------------

Dear Mr. Bushnell:

         Reference is made to that certain Agreement, effective as of January 8, 2003, by and between uWink, Inc., a Delaware corporation ("uWink"), and Scientific Games Corporation, a Delaware corporation ("SGC")(the "AGREEMENT").

         Pursuant to Article 3 of the Agreement, uWink has granted to SGC the exclusive right of first negotiation and right of last refusal with respect to the acquisition of an exclusive, world-wide license ("LICENSE") in the Field (as defined in the Agreement) to any New Product (as defined in the Agreement).

         The purpose of this letter agreement is to confirm that SGC concurrently has made a cash advance to uWink in the amount of $125,000 (the "ADVANCE"), which such Advance shall constitute, and shall be treated by both SGC and uWink as, a pre-payment by SGC of the first $125,000 of license and/or other fees or charges that may become payable by SGC to uWink under the Agreement in connection with the acquisition by SGC of any License through the exercise by SGC of the right of first negotiation and/or the right of last refusal contained in Article 3 of the Agreement. The Advance may also, at SGC's sole discretion upon written notice to uWink, be applied as a credit against other fees or charges that may from time to time become due and payable by SGC to uWink under other arrangements existing between the parties, including, without limitation, fees or charges payable in connection with the development of software, travel expenses, and fees, charges or other expenses payable in connection with the development of patents and other intellectual property rights pursuant to the Agreement or otherwise (collectively, "OTHER FEES AND EXPENSES").

         uWink hereby acknowledges receipt of the Advance and agrees to treat the Advance as held by uWink on account of SGC and, upon exercise by SGC of its rights under Article 3 of the Agreement, uWink shall apply the Advance toward the payment by SGC of the first $125,000 of license and/or other fees or charges that may become payable by SGC to uWink in connection with the acquisition by SGC of any License obtained upon such exercise. uWink further agrees that, upon written notice from SGC, uWink will, from time to time, apply all or any portion of the Advance to the satisfaction of any Other Fees and Expenses, as specified by SGC in such written notice.

         In addition, concurrently herewith, SGC has also extended a loan to uWink in the principal amount of $125,000 (the "Loan"), on the terms, and subject to the conditions, set forth in the attached Convertible Promissory Note (the "NOTE") and uWink has issued a warrant to SGC to purchase 250,000 shares of common stock, par value $.0001 per share, of uWink ("Common Stock") at an exercise price of $.01 per share on the terms, and subject to the conditions, set forth in the attached Warrant (the "Warrant").

         SGC and uWink hereby further agree that, in the event that, as of May 14, 2004, SGC has not exercised its rights under Article 3 of the Agreement, such that the full amount of the Advance has not been applied toward any license or other fees payable in connection with the acquisition by SGC of any License,
(a) the unapplied portion of the Advance shall thereafter be treated as a loan by SGC to uWink, extended as of the date hereof on the same terms, and subject to the same conditions, as those set forth in the Note and (b) uWink shall issue to SGC a warrant to purchase an additional 250,000 shares of Common Stock at an exercise price of $.01 per share on the same terms, and subject to the same conditions, as those set forth in the Warrant.

         In addition, uWink agrees to comply with any reasonable requests made by SGC in connection of SGC's internal review and compliance procedures.

         This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without application of its conflicts or choice of law rules.

         This letter agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

         Kindly acknowledge your agreement with the foregoing and your receipt of the Advance and the Loan by executing this letter agreement as indicated below.

                                                   SCIENTIFIC GAMES CORPORATION


                                                   By:__________________________
                                                      Name
                                                      Title

Agreed and Accepted:

UWINK, INC.


By:__________________________
   Name:
   Title: